Exhibit 99.1

SOLO CUP COMPANY COMPLETES REFINANCING

OF CANADIAN CREDIT FACILITY

Also completes sale of Missouri manufacturing facility

Company ending 2010 with improved liquidity and greater financial flexibility

LAKE FOREST, Ill., December 20, 2010 – Solo Cup Company, a leading provider of single-use products used to serve food and beverages, today announced that it has successfully refinanced the credit facility supporting its Canada operations. The previous agreement was set to expire in September 2011. The new CA$17 million asset-based revolving loan facility extends liquidity to Solo Cup Canada through December 2013. The company chose GE Capital, its incumbent Canadian lender, as the provider of the new financing.

In addition, earlier this month the company completed the sale of its Springfield, Missouri manufacturing facility. The company received net proceeds from the sale of approximately $7.5 million, which it will reinvest in its business. As previously announced, the Springfield facility is scheduled to cease operations during the first quarter of 2011.

Actions taken by the company since the end of its third quarter have contributed $66 million towards the company’s improved liquidity position. Specifically, the company has increased its global cash balance by approximately $17 million and has reduced outstanding borrowings by approximately $49 million under its U.S. and Canadian asset-based loan facilities (ABLs). As of December 16, 2010, the company had a global cash balance of approximately $42 million and approximately $45 million outstanding under its ABLs.

“We initiated the Canadian refinancing process well ahead of the previous facility’s maturity date and are pleased by its successful conclusion,” said Robert M. Korzenski, president and chief executive officer of Solo Cup Company. “We are also pleased with the sale of our Springfield, Missouri manufacturing plant, just six months after we announced plans to close the facility. These developments and other strategic initiatives have enabled us to close 2010 in a much stronger liquidity position.”

Solo Cup Company is a $1.5 billion company exclusively focused on the manufacture of single-use products used to serve food and beverages for the consumer/retail, foodservice and international markets. Solo has broad product offerings available in paper, plastic, foam, post-consumer recycled content and annually renewable materials, and creates brand name products under the Solo®, Sweetheart®, Creative Carryouts® and Bare® by Solo® names. The company was established in 1936 and has a global presence with facilities in Canada, Europe, Mexico, Panama and the United States. To learn more about the company, visit www.solocup.com.

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FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “intend,” “plan,” “estimate,” “believe,” “expect,” “predict,” “potential,” “project,” “could,” “will,” “should,” “may,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All statements in this press release other than statements of historical fact, including statements regarding Solo Cup Company’s business strategy, future operations, financial position, prospects, plans and objectives, are forward-looking statements. Such statements reflect the company’s current assumptions concerning future events and are subject to a number of risks and uncertainties, many of which are outside the company’s control, that could cause actual results to differ materially from such statements. For details of risks and uncertainties that may impact forward-looking statements and the company’s business and financial results and condition, see information set forth under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2009, and in other filings made from time to time with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the time when made. Except as required by applicable law, the company undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events, changed assumptions or otherwise.

Media Contact:	Analyst Contact:
Angie Chaplin Gorman, 847-444-3503	Bob Koney, 847-444-3201
angie.gorman@solocup.com	robert.koney@solocup.com

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